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[Ernst & Young LLP letterhead]


                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our reports dated March 22, 2002 with respect to the statutory-basis financial statements and schedules of Modern Woodmen of America included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-63972) and related Prospectus of Modern Woodmen of America Variable Annuity Account dated May 1, 2002.

                                                     /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2002